Exhibit 99.1

FOR IMMEDIATE RELEASE

AtheroNova and its Subsidiary File for Chapter 11 Bankruptcy Protection

IRVINE, CA: March 3, 2015 – AtheroNova Inc. (OTCQB: AHRO) today announced that the Company and its subsidiary, AtheroNova Operations, Inc., filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, Central District of California, Santa Ana division (the “Bankruptcy Court”) on March 2, 2015. The Company’s Chapter 11 cases are expected to be jointly administered.

The Company will evaluate all options, including a Bankruptcy Court supervised asset sale process, for all or substantially all of its assets to a party who could potentially be interested in continuing the Company’s clinical programs.

During the bankruptcy process, the Company will continue to operate in the ordinary course, including continuing the evaluation of its recently concluded Phase 1b clinical trial in Russia. In addition, the Company intends to request Bankruptcy Court approval of a series of customary motions. Bankruptcy Court documents and additional information are available as indicated below.

Levene, Neale, Bender, Yoo & Brill L.L.P. is serving as the Company’s bankruptcy counsel, and Sherwood Partners, LLC is serving as the Company’s financial advisor and sales agent in this process.

Cautionary Statements

The Company’s stockholders are cautioned that trading in the Company’s securities during the pendency of the bankruptcy cases is highly speculative and involves substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by stockholders in the Company’s bankruptcy cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common shares.

A Chapter 11 plan of reorganization or liquidation or an asset sale under Section 363(f) of the Bankruptcy Code in the bankruptcy cases may result in holders of the Company’s common stock receiving no distribution on account of their interests. If certain requirements of the Bankruptcy Code are met, a reorganization plan can be confirmed notwithstanding its rejection by the Company’s equity security holders and notwithstanding the fact that such equity security holders do not receive or retain any property or other value in respect of their equity interests.

In bankruptcy cases, the Companies are required periodically to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports, and other financial information. Such materials will be prepared and filed with the Bankruptcy Court. While they would be expected to accurately provide then-current information as required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Company’s consolidated financial statements filed with the Securities and Exchange Commission under the federal securities laws. Accordingly, the Company believes that the substance and format of such materials do not allow meaningful comparison with its publicly-disclosed consolidated financial statements. Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing a basis for an investment decision relating to the Company’s securities or for comparison with other financial information filed with the Securities and Exchange Commission.

Most of the Company’s filings with the Bankruptcy Court are and will be available to the public at the offices of the Clerk of the Bankruptcy Court or on Public Access to Court Electronic Records (PACER)’s website (https://www.pacer.gov/). The Company undertakes no obligation to make any further public announcement or issue any update with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.

About AtheroNova

AtheroNova Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development, commercialization and licensing of novel prescription compounds and products. For more information, please visit www.AtheroNova.com.

Forward-Looking Statements

This news release includes “forward-looking statements”. These statements are based upon the current beliefs and expectations of AtheroNova’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; significant fluctuations in expenses associated with clinical trials, failure to secure additional financing, the inability to complete regulatory filings with the FDA, general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; AtheroNova’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of AtheroNova’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions. Examples of forward statements included in this news release included statements regarding the resolution of the Company’s bankruptcy cases, the Company’s operations during the pendency of the bankruptcy cases and motions the Company intends to file in connection with the bankruptcy cases.

The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company’s 2013 Annual Report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).